UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 29, 2023
Date of Report (date of earliest event reported)
________________________________________
Rover Group, Inc.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 29, 2023, Rover Group, Inc. (“Rover”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Biscuit Parent, LLC, a Delaware limited liability company (“Parent”), and Biscuit Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Rover (collectively with the other transactions contemplated by the Merger Agreement, the “Merger”), with Rover continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Blackstone Inc.

Rover’s board of directors (the “Board”), by unanimous vote of the directors present for the vote, determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the merger with Merger Sub with and into the Company (and the other transactions contemplated by the Merger Agreement), and approved the execution and delivery of the Merger Agreement, the performance by the Company of its covenants and other obligations thereunder, and recommended to Rover’s stockholders that each adopts the Merger Agreement and approves the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Rover’s Class A common stock (“Company Common Stock”) (other than certain exceptions, including shares of Company Common Stock owned by Rover, Parent or Merger Sub or by stockholders of Rover who have neither voted in favor of the Merger nor consented to the Merger in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $11.00, without interest (the “Per Share Price”), and subject to applicable tax withholdings.

At the Effective Time, restricted stock units granted under Rover’s 2021 Equity Incentive Plan (“Rover RSUs”) will be treated in the following manner:

•Each outstanding Rover RSU that is vested or vests at the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such vested Rover RSU, multiplied by (B) the Per Share Price, subject to applicable tax withholdings.

•Each outstanding Rover RSU that is unvested as of the Effective Time will be cancelled and replaced with a contingent right to receive an amount in cash, without interest, equal to the product of (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock subject to such unvested Rover RSU, subject to applicable tax withholdings. Such cash amount will generally be subject to the same terms and conditions as applied to such unvested Rover RSU immediately prior to the Effective Time, including the vesting schedule and applicable continued service conditions.

At the Effective Time, stock options granted under Rover’s 2011 Equity Incentive Plan (“Rover Options”) will be treated in the following manner:

•Each Rover Option that is vested or vests at the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such vested Rover Option multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price attributable to such Rover Option, subject to applicable tax withholdings.

•Each Rover Option that is unvested as of the Effective Time will be cancelled and replaced with a contingent right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such unvested Rover Option, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price attributable to such Rover Option, subject to applicable tax withholdings. Such cash amount will generally be subject to the same terms and conditions as applied to such unvested Rover Option immediately prior to the Effective Time, including the vesting schedule and applicable continued service conditions.

•Any Rover Option, whether vested or unvested, with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment being made in respect of such Rover Option.

In addition, pursuant to the Business Combination Agreement and Plan of Merger, dated February 10, 2021 (the “Business Combination Agreement”), by and between Rover and A Place for Rover, Inc. (“Legacy Rover”), effective as of immediately prior to the Effective Time, Rover will issue 2,192,687 earnout shares of Company Common Stock to former stockholders of Legacy Rover.

The Merger Agreement contains customary covenants made by each of Rover, Parent and Merger Sub, including, among others, covenants by Rover regarding the conduct of its business prior to the closing of the Merger.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (A) adoption of the Merger Agreement and approval of the Merger by Rover’s stockholders; (B) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (C) the absence of any statute, rule, regulation, order, or other legal or regulatory restraint preventing, prohibiting or enjoining the consummation of the Merger. The Merger Agreement does not contain any financing condition.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period (the “Go-Shop Period”) beginning on the date of the Merger Agreement and ending at 12:00 p.m. Pacific time on December 29, 2023 (the “No-Shop Period Start Date”), Rover and its representatives may: (A) solicit the submission of an alternative acquisition proposal from third parties; (B) provide nonpublic information to such third parties, subject to the entering into of customary confidentiality agreements; and (C) participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the No-Shop Period Start Date, Rover will become subject to customary “no shop” restrictions on its and its representatives’ ability, except as permitted by the Merger Agreement, (1) to solicit, the submission of an alternative acquisition proposal from third parties, (2) to provide non-public information to third parties to facilitate the submission of an alternative acquisition proposal, or (3) participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. There can be no assurance that this “go-shop” process will or will not result in a superior proposal, and Rover does not intend to disclose related developments unless and until it determines that such disclosure is appropriate or otherwise required.

Subject to the terms of the Merger Agreement, either Rover or Parent may terminate the Merger Agreement if: (A) any final order or law prohibiting the consummation of the Merger comes into effect; (B) the Effective Time has not occurred by 11:59 p.m. Pacific time on May 29, 2024 (the “Termination Date”); or (C) Rover’s stockholders fail to adopt the Merger Agreement. Parent may terminate the Merger Agreement in certain additional limited circumstances, including where the Board changes its recommendation that Rover’s stockholders vote to adopt the Merger Agreement or where Rover materially breaches its representations, warranties or covenants under the Merger Agreement (in each case subject to additional terms in the Merger Agreement). Rover may terminate the Merger Agreement in certain additional limited circumstances, including to allow Rover to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) or Parent or Merger Sub’s material breach of their representations, warranties or covenants under the Merger Agreement (in each case subject to additional terms in the Merger Agreement).

Upon termination of the Merger Agreement, under specified circumstances, Rover will be required to pay Parent a termination fee of $72,000,000. Specifically, this termination fee is payable (A) if the Merger Agreement is terminated by Parent following the Board’s determination to change its recommendation that Rover’s stockholders vote to adopt the Merger Agreement; (B) if the Merger Agreement is terminated by Rover in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) (provided that the termination fee will be $36,000,000 if such termination occurs during the Go-Shop Period or during the period which Rover is required to permit Parent to match a Superior Proposal, if such period commences during the Go-Shop Period); or (C) (i) if the Merger Agreement is terminated because either (x) the Effective Time has not occurred by the Termination Date, (y) Rover’s stockholders have failed to adopt the Merger Agreement or (z) because of the Company’s material breach of the Merger Agreement; and (ii) prior to such termination (but after the date of the Merger Agreement) an alternative acquisition proposal has been publicly announced and not withdrawn; and (iii) within one year of such termination Rover enters into a definitive agreement for, or consummates an alternative acquisition proposal.

The Merger Agreement also provides that Rover, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including each parties’ obligation to consummate the Merger if the conditions set forth in the Merger Agreement are otherwise satisfied. The aggregate liability of Parent, Merger Sub or any of their affiliates for monetary damages for breaches of the Merger Agreement, the Equity Commitment Letter and the Limited Guaranty (each as defined below) are capped at $144,000,000 plus certain reimbursement obligations in connection with Parent’s debt financing (if any), and Rover’s and its affiliates’ liability for monetary damages for breaches of the Merger Agreement is capped at $72,000,000 plus certain expenses if Parent is required to enforce its rights to the termination fee or damages.

The Merger Agreement contains customary representations and warranties by each of Rover, Parent and Merger Sub. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•may have been qualified in the Merger Agreement by confidential disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Pursuant to an equity commitment letter dated November 29, 2023 (the “Equity Commitment Letter”), investment funds affiliated with Blackstone Inc. (the “Blackstone Funds”) committed to provide Parent, at the consummation of the Merger, with an equity contribution in the amount set forth therein to pay the cash merger consideration and certain other payments and expenses related to the Merger. Rover is a third-party beneficiary of the equity commitment letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. In addition, the Blackstone Funds have entered into a limited guaranty with Rover (the “Limited Guaranty”), pursuant to which the Blackstone Funds have guaranteed the obligations of Parent and Merger Sub to pay the monetary damages and certain reimbursement obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, on November 29, 2023, certain investors affiliated with Madrona Ventures, Foundry Ventures, Menlo Ventures and True Wind Capital and certain of Rover’s directors and named executive officers, in each case in their capacity as stockholders of Rover, have each entered into a voting and support agreement (collectively the “Voting Agreements”) with Parent and Merger Sub. Under the Voting Agreements, the applicable stockholders commit to vote their respective shares of Company Common Stock in favor of the adoption of the Merger Agreement and against any competing transaction. The Voting Agreements terminate in certain circumstances, including in connection with Rover’s termination of the Merger Agreement in order to accept a Superior Proposal (as defined in the Merger Agreement). In total, the stockholders that signed the Voting Agreements hold shares of Company Common Stock representing approximately 40% of Rover’s outstanding voting power as of November 27, 2023.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On November 29, 2023, Parent and Rover issued a joint press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of the Company by private equity funds managed by Blackstone (the “Merger”) and the expected timing of the closing of the Merger and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the Company’s stockholders and required regulatory approval; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with private equity funds managed by Blackstone, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s Class A common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.
Additional Information and Where to Find It
This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at investors.rover.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations department via e-mail at investorrelations@rover.com.
Participants in the Solicitation
The Company and its directors and executive officers, which consist of Adam Clammer, Jamie Cohen, Venky Ganesan, Greg Gottesman, Kristine Leslie, Scott Jacobson, Erik Prusch, Megan Siegler, who are the non-employee members of the Company’s Board of Directors, Aaron Easterly, the Company’s Chief Executive Officer and Chairperson of the Board, Brent Turner, the Company’s President and Chief Operating Officer, and Charlie Wickers, the Company’s Chief Financial Officer, are participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information regarding the Company’s directors and executive officers (other than for Mr. Prusch), including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Board of Directors and Corporate Governance—Director Compensation,” and “Executive Compensation—Outstanding Equity Awards at Fiscal 2022 Year-End” contained in the Company’s 2023 annual proxy statement filed with the SEC on April 28, 2023 (the "2023 Proxy Statement"). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Since the filing of the 2023 Proxy Statement, (1) Ms. Cohen received a grant of 19,417 restricted stock units (“RSUs”) and Mr. Gottesman, Ms. Leslie and Ms. Siegler each received a grant of 33,273 RSUs, which will each vest in full on the earlier of June 16, 2024 or the date of the next annual meeting of the Company’s stockholders, in each case subject to the applicable director continuing to be a non-employee director through the applicable vesting date, and (2) Mr. Prusch received a grant of 54,855 RSUs, which will vest 1/3 on each of September 7, 2024, September 7, 2025 and September 7, 2026, subject to him continuing to be a non-employee director through the applicable vesting dates. In the Merger, outstanding equity awards held by each non-employee director will fully vest immediately prior to the consummation of the Merger provided that the non-employee director continues to be a non-employee director through such date, and outstanding equity awards held by Mr. Easterly, Mr. Turner and Mr. Wickers will be treated in accordance with their respective severance and change in control agreements and as described in the 2023 Proxy Statement under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Additionally, pursuant to the Business Combination Agreement, dated as of February 10, 2021, by and among Nebula Caravel Acquisition Corp., Fetch Merger Sub, Inc., and A Place for Rover, Inc., an affiliate of Mr. Clammer has been issued restricted shares of the Company’s Class A common stock that will fully vest immediately prior to the consummation of the Merger and Mr. Easterly, Mr. Ganesan, Mr. Gottesman, Mr. Jacobson, Mr. Turner and their respective affiliates will be issued additional shares of the Company’s Class A common stock immediately prior to the consummation of the Merger. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated November 29, 2023, among Parent, Merger Sub, and Rover Group, Inc.*
10.1	Form of Voting and Support Agreement.
99.1	Joint Press Release, dated November 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: November 29, 2023	By:	/s/ Charlie Wickers
Charlie Wickers
Chief Financial Officer